EXHIBIT 5

[LETTERHEAD OF INCO LIMITED]

Josée M. Guibord
Assistant General Counsel
and Assistant Secretary
jguibord@inco.com

(416) 361-7661 Telephone
(416) 361-7788 Facsimile

June 20, 2005

Inco Limited
145 King Street West
Suite 1500
Toronto, ON M5H 4B7
Canada

Dear Sirs:

Re:	Inco Limited 2005 Key Employees Incentive Plan – Registration Statement on Form S-8

     This opinion letter is being provided in connection with the proposed issue and sale of up to 6,000,000 Common Shares without nominal or par value of Inco Limited (the “Offered Shares”), of which up to 5,500,000 Common share may be issued upon the exercise of share options or share appreciation rights and up to 500,000 Common Shares may be issued pursuant to long term incentive awards, in each case pursuant to a Registration Statement on Form S-8 relating to the 2005 Key Employees Incentive Plan of Inco Limited to be filed with the United States Securities and Exchange Commission on or about June 20, 2005 (the “Registration Statement”).

     I am an attorney duly qualified and licensed to practice law in the Province of Ontario, Canada and an Assistant General Counsel and Assistant Secretary of Inco Limited, a corporation organized under the federal laws of Canada. In connection with this opinion, I have examined, among other things, copies of the Registration Statement and such corporate and other records, certificates and documents, and such questions of law, as I consider necessary or appropriate for the purposes of this opinion.

     The opinions expressed herein are limited in all respects to the laws of the Province of Ontario and the federal laws of Canada applicable therein.

     Based upon the foregoing, I am of the opinion that the Offered Shares have been duly authorized and, when issued and paid for, will be validly issued, fully paid and non-assessable Common Shares in the capital of the Company.

     I consent to the filing of this opinion with the United States Securities and Exchange Commission as an exhibit to the Registration Statement and to the reference to my name under the caption “Interests of Named Experts and Counsel” in the Registration Statement. In giving this consent, I do not admit that I come within the category of persons whose consent is required under Section 7 of the United States Securities Act of 1933 or the Rules and Regulations of the United States Securities and Exchange Commission thereunder.

Very truly yours,

/s/	Josée M. Guibord

Josée M. Guibord